Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Lloyd C. Blankfein, Gary D. Cohn, Harvey M. Schwartz, Gregory K. Palm and Elizabeth E. Robinson, and each of them (so long as each such individual is an employee of The Goldman Sachs Group, Inc. or an affiliate of The Goldman Sachs Group, Inc.), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement filed with the Securities and Exchange Commission by The Goldman Sachs Group, Inc. on September 15, 2014, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

12/2/14	/s/ MARK A. FLAHERTY
Date	Signature

Mark A. Flaherty
Print Name

Director
Title